Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 16, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 16, 2012.

FOR IMMEDIATE RELEASE

Media Inquiries	Investor Inquiries
Andrea Simpson	Kristina Lennox
Director, Marketing	Investor Relations Coordinator
617/684-1511	301/998-8265
asimpson@federalrealty.com	klennox@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2012 OPERATING RESULTS
-Strong leasing results and occupancy gains drive increased 2012 guidance-

ROCKVILLE, Md. (May 7, 2012) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2012.

Financial Results
For first quarter 2012, Federal Realty generated funds from operations available for common shareholders (FFO) of $66.7 million, or $1.04 per diluted share compared to $61.3 million, or $0.99 per diluted share, in first quarter 2011. Net income available for common shareholders was $42.9 million and earnings per diluted share was $0.67 for first quarter 2012 versus $31.1 million and $0.50, respectively, for first quarter 2011.

FFO is a non-GAAP supplemental earnings measure defined by the National Association of Real Estate Investment Trusts which the Trust considers meaningful in measuring its operating performance. A reconciliation of net income to FFO is attached to this press release.

Portfolio Results
In first quarter 2012, same-center property operating income increased 5.9% including redevelopment and expansion properties, and increased 5.5% excluding redevelopment and expansion properties, compared to first quarter 2011.

The overall portfolio was 93.8% leased as of March 31, 2012, compared to 93.4% on December 31, 2011 and 93.8% on March 31, 2011. Federal Realty's same-center portfolio was 94.3% leased on March 31, 2012, compared to 93.9% on December 31, 2011 and 94.4% on March 31, 2011.

During first quarter 2012, the Trust signed 97 leases for 472,501 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 461,088 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 17%. The average contractual rent on this comparable space for the first year of the new lease is $31.66 per square foot compared to

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2012 OPERATING RESULTS
May 7, 2012

the average contractual rent of $27.15 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 24% for first quarter 2012.

Guidance
Federal Realty's 2012 guidance for FFO per diluted share was increased to a range of $4.24 to $4.29 (previously $4.19 to $4.25) and 2012 earnings per diluted share guidance was increased to $2.29 to $2.34.

“In the first quarter of 2012, we continued to successfully execute all aspects of the Trust's business plan,” commented Donald C. Wood, president and chief executive officer of Federal Realty. “Our quality portfolio produced strong leasing results and occupancy improvements; we successfully integrated both Plaza El Segundo and Montrose Crossing into the core portfolio and continue to advance development at Assembly Row, Pike & Rose and Santana Row. This positive momentum provides the basis for our increased 2012 guidance.”

Summary of Other Quarterly Activities and Recent Developments
•April 24, 2012 - Standard & Poor's Ratings Services revised its outlook on Federal Realty from Stable to Positive and affirmed the Trusts BBB+ ratings on the company's Unsecured Notes.
•April 26, 2012 - Fitch Ratings upgraded the Issuer Default Rating, Unsecured Revolving Credit Facility and Senior Unsecured Notes ratings for Federal Realty from BBB+ to A-. Fitch stated, “The rating actions are driven by the company's prudent balance sheet management and the high quality and consistent cash flow streams provided by FRT's community shopping centers.”

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.69 per share on its common shares, resulting in an indicated annual rate of $2.76 per share. The regular common dividend will be payable on July 16, 2012 to common shareholders of record on June 22, 2012.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its first quarter 2012 earnings conference call, which is scheduled for May 8, 2012, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 272-9941 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company's web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through June 8, 2012, by dialing (888) 286-8010 and using the passcode 97515532.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2012 OPERATING RESULTS
May 7, 2012

About Federal Realty
In 2012, Federal Realty celebrates 50 years of being a proven leader in the ownership, operation, and redevelopment of high quality retail real estate in the country's best markets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 19.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, as well as in California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 93.8% leased to national, regional, and local retailers as of March 31, 2012, with no single tenant accounting for more than approximately 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 44 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 16, 2012, and include the following:

risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
risks that our growth will be limited if we cannot obtain additional capital;
risks associated with general economic conditions, including local economic conditions in our geographic markets;
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012.

Federal Realty Investment Trust
Summarized Income Statements
March 31, 2012
	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$140,661	$134,438
Other property income	4,362	2,090
Mortgage interest income	1,266	1,121
Total revenue	146,289	137,649
Expenses
Rental expenses	26,110	29,402
Real estate taxes	16,057	15,407
General and administrative	7,004	6,051
Depreciation and amortization	36,571	30,416
Total operating expenses	85,742	81,276
Operating income	60,547	56,373
Other interest income	207	15
Interest expense	(28,793)	(25,044)
Early extinguishment of debt	—	296
Income from real estate partnerships	301	323
Income from continuing operations	32,262	31,963
Discontinued operations
Discontinued operations - income	—	421
Income before gain on sale of real estate	32,262	32,384
Gain on sale of real estate in real estate partnership	11,860	—
Net income	44,122	32,384
Net income attributable to noncontrolling interests	(1,136)	(1,198)
Net income attributable to the Trust	42,986	31,186
Dividends on preferred shares	(135)	(135)
Net income available for common shareholders	$42,851	$31,051

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.48	$0.49
Discontinued operations	—	0.01
Gain on sale of real estate	0.19	—
	$0.67	$0.50

Weighted average number of common shares, basic	63,411	61,471

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.48	$0.49
Discontinued operations	—	0.01
Gain on sale of real estate	0.19	—
	$0.67	$0.50

Weighted average number of common shares, diluted	63,585	61,629

Federal Realty Investment Trust
Summarized Balance Sheets
March 31, 2012
	March 31,	December 31,
	2012	2011
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $263,583 and $263,570 of consolidated variable interest entities, respectively)	$4,251,132	$4,232,608
Construction-in-progress	200,879	193,836
	4,452,011	4,426,444
Less accumulated depreciation and amortization (including $6,741 and $4,991 of consolidated variable interest entities, respectively)	(1,150,398)	(1,127,588)
Net real estate	3,301,613	3,298,856
Cash and cash equivalents	69,182	67,806
Accounts and notes receivable, net	75,871	75,921
Mortgage notes receivable, net	56,076	55,967
Investment in real estate partnership	34,163	34,352
Prepaid expenses and other assets	131,943	133,308
TOTAL ASSETS	$3,668,848	$3,666,210

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $207,099 and $207,683 of consolidated variable interest entities, respectively)	$816,005	$810,616
Notes payable	294,685	295,159
Senior notes and debentures	1,004,584	1,004,635
Accounts payable and other liabilities	205,036	229,871
Total liabilities	2,320,310	2,340,281
Redeemable noncontrolling interests	82,252	85,325
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,231,734	1,206,095
Total shareholders' equity of the Trust	1,241,731	1,216,092
Noncontrolling interests	24,555	24,512
Total shareholders' equity	1,266,286	1,240,604
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,668,848	$3,666,210

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
March 31, 2012
	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$44,122	$32,384
Net income attributable to noncontrolling interests	(1,136)	(1,198)
Gain on sale of real estate in real estate partnership	(11,860)	—
Depreciation and amortization of real estate assets	32,415	27,589
Amortization of initial direct costs of leases	2,936	2,240
Depreciation of joint venture real estate assets	381	427
Funds from operations	66,858	61,442
Dividends on preferred shares	(135)	(135)
Income attributable to operating partnership units	247	243
Income attributable to unvested shares	(316)	(280)
FFO	$66,654	$61,270
FFO per diluted share	$1.04	$0.99
Weighted average number of common shares, diluted	63,943	61,991

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$18,039	$18,165
Tenant improvements and incentives	6,588	5,861
Total non-maintenance capital expenditures	24,627	24,026
Maintenance capital expenditures	3,956	2,601
Total capital expenditures	$28,583	$26,627

Dividends and Payout Ratios
Regular common dividends declared	$44,093	$41,669

Dividend payout ratio as a percentage of FFO	66%	68%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
March 31, 2012
	March 31,
	2012	2011
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	63,909	62,232
Market price per common share	$96.79	$81.56
Common equity market capitalization	$6,185,752	$5,075,642

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$6,195,752	$5,085,642

Total debt (3)	2,115,274	1,804,055

Total market capitalization	$8,311,026	$6,889,697

Total debt to market capitalization at then current market price	25%	26%

Total debt to market capitalization at constant common share price of $81.56	29%	26%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	89%
Variable rate debt	<1%	11%
	100%	100%
Notes:

1)	Amounts do not include 326,140 and 362,314 Operating Partnership Units outstanding at March 31, 2012 and 2011, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.2 million and $17.3 million which is the Trust's 30% share of the total mortgages payable of $57.3 million and $57.5 million at March 31, 2012 and 2011, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
March 31, 2012
	Three Months Ended
	March 31,
	2012	2011
	(in thousands)
Minimum rents
Retail and commercial (1)	$103,135	$96,736
Residential (2)	6,410	5,525
Cost reimbursements	26,957	28,830
Percentage rent	1,957	1,395
Other	2,202	1,952
Total rental income	$140,661	$134,438

Notes:

1)
Minimum rents include $0.6 million and $1.0 million for the three months ended March 31, 2012 and 2011, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.2 million and $0.3 million for the three months ended March 31, 2012 and 2011, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
March 31, 2012
	As of March 31, 2012
	Stated maturity date	Stated interest rate	Balance	Weighted average effective rate (9)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Courtyard Shops	7/1/2012	6.87%	$6,981
Bethesda Row	1/1/2013	5.37%	19,993
Bethesda Row	2/1/2013	5.05%	3,978
White Marsh Plaza (2)	4/1/2013	6.04%	9,207
Crow Canyon	8/11/2013	5.40%	19,835
Idylwood Plaza	6/5/2014	7.50%	16,206
Leesburg Plaza	6/5/2014	7.50%	28,198
Loehmann's Plaza	6/5/2014	7.50%	36,464
Pentagon Row	6/5/2014	7.50%	52,345
Melville Mall (3)	9/1/2014	5.25%	22,131
THE AVENUE at White Marsh	1/1/2015	5.46%	56,293
Barracks Road	11/1/2015	7.95%	38,771
Hauppauge	11/1/2015	7.95%	14,616
Lawrence Park	11/1/2015	7.95%	27,481
Wildwood	11/1/2015	7.95%	24,155
Wynnewood	11/1/2015	7.95%	28,006
Brick Plaza	11/1/2015	7.42%	28,581
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	23,150
Shoppers' World	1/31/2021	5.91%	5,405
Montrose Crossing	1/10/2022	4.20%	79,777
Mount Vernon (4)	4/15/2028	5.66%	10,455
Chelsea	1/15/2031	5.36%	7,585
Subtotal			734,613
Net unamortized premium			9,684
Total mortgages payable			744,297	6.23%

Notes payable
Unsecured fixed rate
Various (5)	Various through 2013	3.10%	10,285
Term loan (6)	11/21/2018	LIBOR + 1.45%	275,000
Unsecured variable rate
Revolving credit facility (7)	7/6/2015	LIBOR + 1.15%	—
Escondido (municipal bonds) (8)	10/1/2016	0.12%	9,400
Total notes payable			294,685	3.27%	(10)

Senior notes and debentures
Unsecured fixed rate
6.00% notes	7/15/2012	6.00%	175,000
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,004,200
Net unamortized premium			384
Total senior notes and debentures			1,004,584	6.05%

Capital lease obligations
Various	Various through 2106	Various	71,708	8.05%
Total debt and capital lease obligations			$2,115,274

Total fixed rate debt and capital lease obligations	$2,105,874	100%	5.81%
Total variable rate debt	9,400	<1%	1.70%	(10)
Total debt and capital lease obligations	$2,115,274	100%	5.79%	(10)

	Three Months Ended
	March 31,
	2012		2011
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (11)	3.46	x	3.28	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (11)	3.09	x	3.28	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.2 million) of the $57.3 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

3)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

4)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or any time thereafter.

5)	The interest rate of 3.10% represents the weighted average interest rate for two unsecured fixed rate notes payable. These notes mature on May 1, 2012 and January 31, 2013.

6)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.17% and thus, the loan is included in fixed rate debt.

7)	No amount was drawn under our revolving credit facility during the three months ended March 31, 2012.

8)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

9)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 10.

10)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on March 31, 2012. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.17% as the result of the interest rate swap agreements discussed in Note 6. The term loan is included in fixed rate debt.

11)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the three months ended March 31, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2012
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2012	$8,991	$191,916		$200,907		9.6%	9.6%	5.8%
2013	11,680	196,893	(1)	208,573		9.9%	19.5%	5.5%
2014	9,999	297,864		307,863		14.6%	34.1%	6.9%
2015	6,572	198,391	(2)	204,963		9.7%	43.8%	7.3%	(5)
2016	2,551	134,400		136,951		6.5%	50.3%	5.5%
2017	2,688	375,000		377,688		17.9%	68.2%	5.6%
2018	2,820	275,000		277,820		13.2%	81.4%	3.3%
2019	2,612	20,160		22,772		1.1%	82.5%	5.7%
2020	2,556	150,000		152,556		7.3%	89.8%	6.0%
2021	2,410	3,625		6,035		0.3%	90.1%	6.1%
Thereafter	21,249	187,829		209,078		9.9%	100.0%	6.3%
Total	$74,128	$2,031,078		$2,105,206	(3)	100.0%
Notes:

1)	Includes the repayment of the outstanding mortgage payable balance on Mount Vernon. The lender has the option to call the loan on April 15, 2013 or any time thereafter.

2)	Our $400.0 million unsecured revolving credit facility matures on July 6, 2015, subject to a one-year extension at our option. As of March 31, 2012, there was $0 drawn under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of March 31, 2012.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Development and Redevelopment Opportunities
March 31, 2012

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Redevelopment/Development	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
Active projects which are expected to stabilize in 2012 and beyond
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, new pad buildings, and gas station	R	10%	$14	$8	2012
Westgate Mall	San Jose, CA	Façade and interior mall renovation and addition of food court	R	8%	$13	$1	2014/2015
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	D	12%	$6	$4	2012
Shoppers' World	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants	R	10%	$6	$1	2013
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	R	9%	$3	$3	2012

Mixed Use Projects
Pike & Rose (Mid-Pike) (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	D	8% - 9%	$245 - $255	$13	2015/2016
Assembly Row - Phase I (5)	Somerville, MA	Ground up mixed use development. Initial phase consists of 575 residential units (by AvalonBay) and 323,000 square feet of retail space (including restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	D	5% - 7%	$145 - $160	$21	2015
Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 212 residential units and associated parking.	D	6.5% - 7.5%	$68 - $73	$3	2014
Santana Row - Lot 6B	San Jose, CA	108 unit residential building	D	9%	$34	$34	2012
Total: Mixed Use Projects Anticipated to Stabilize in 2012 and beyond (4)				7% - 8%	$534 - $564	$88

Notes:

1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust
Future Development Opportunities
March 31, 2012

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Brick Plaza	Brick, NJ	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Escondido	Escondido, CA	Troy	Parsippany, NJ
	Federal Plaza	Rockville, MD	Westgate Mall	San Jose, CA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Fresh Meadows	Queens, NY	Plaza El Segundo (Land)	El Segundo, CA
	Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
	Montrose Crossing	Rockville, MD	Tower Shops	Davie, FL
	Pentagon Row	Arlington, VA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
	Chelsea Commons	Chelsea, MA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike 7	Vienna, VA
	Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Forest Hills	Forest Hills, NY	Santana Row (3)	San Jose, CA

(1)	Assembly Row	Remaining entitlements after Phase 1 include 2 million square feet of commercial-use buildings, 1,525 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 200,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$214,464	$23,971	533,000	92%	40,000	Giant Food	Landmark Theater / Apple Computer / Barnes & Noble
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	73,870		328,000	100%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,542		36,000	93%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,431		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	63,187		248,000	87%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,337		119,000	80%			Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,180		207,000	78%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,392	16,206	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	50,831		388,000	84%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,003	28,198	236,000	97%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	32,823	36,464	259,000	95%	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	55,746		231,000	79%			Toys R Us / L.A. Fitness
Montrose Crossing	(4)	Washington, DC-MD-VA	2011	140,446	79,777	357,000	100%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003-2006	78,669	10,455	572,000	94%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,296		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,520		227,000	99%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	88,730	52,345	297,000	99%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,641		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	22,739		248,000	73%	24,000	Magruders	Staples
Rockville Town Square	(3)	Washington, DC-MD-VA	2006-2007	44,765	4,548	181,000	95%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,803	23,150	N/A	95%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,843		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	21,063		112,000	87%			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,164		49,000	96%	11,000	Trader Joe's
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	56,955	6,374	261,000	97%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,154	24,155	84,000	93%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,187,594		5,495,000	92%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,190		267,000	96%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,137		290,000	98%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	30,881		267,000	94%	47,000	Genuardi's	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	15,999		166,000	48%	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	20,275		219,000	96%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,737	27,481	353,000	95%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,289		288,000	91%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,464		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	28,780		212,000	98%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	36,661	28,006	252,000	87%	98,000	Genuardi's	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		265,413		2,438,000	91%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,994		69,000	100%			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Crow Canyon		San Ramon, CA	2005-2007	70,073	19,835	242,000	92%	58,000	Lucky	Loehmann's Dress Shop / Rite Aid
Escondido	(4)	San Diego, CA	1996/2010	44,484		297,000	96%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996	6,056		17,000	100%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,486		22,000	100%
Hollywood Blvd	(4)	Los Angeles-Long Beach, CA	1999	37,795		140,000	91%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,644		79,000	94%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	34,594		96,000	76%			Gap / Banana Republic
Plaza El Segundo	(4)(6)	Los Angeles-Long Beach, CA	2011	211,026	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	584,623		645,000	99%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,466		209,000	98%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	119,188		642,000	94%			Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,898		102,000	100%			Brooks Brothers / H & M
		Total California		1,258,327		2,941,000	96%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,903	28,581	414,000	91%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,222		48,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	76,209		406,000	91%			Kohl's / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	28,042	14,616	133,000	99%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	39,370		279,000	98%			Buy Buy Baby / Bed, Bath & Beyond / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,573		74,000	93%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,974	22,131	247,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	109,854	55,879	500,000	97%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	28,902		207,000	98%	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		431,049		2,308,000	95%
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	237,590		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,304	7,585	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,353		243,000	96%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,557		224,000	93%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,714		149,000	94%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,644		170,000	96%	55,000	Super Stop & Shop	Kmart
		Total New England		487,530		1,388,000	97%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,371		267,000	100%	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	27,689		395,000	87%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	96,076	56,293	297,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,323		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,026	9,207	80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	39,138		70,000	94%
		Total Baltimore		231,623		1,141,000	95%
Chicago
Crossroads		Chicago, IL	1993	30,879		168,000	96%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,477		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,357		140,000	91%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	14,191		129,000	89%	77,000	Dominick's
		Total Chicago		89,904		752,000	95%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,111	6,981	130,000	88%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,632		179,000	91%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	71,534		368,000	91%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx
		Total South Florida		167,277		677,000	91%
Other
Barracks Road		Charlottesville, VA	1985	54,096	38,771	487,000	99%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,090		266,000	95%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,495		153,000	100%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,002		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,566		183,000	92%			Hotel Valencia / Walgreens
Lancaster	(7)	Lancaster, PA	1980	12,836	4,907	127,000	94%	75,000	Giant Food	Michaels
Shoppers' World		Charlottesville, VA	2007	31,201	5,405	169,000	72%			Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	82,039		442,000	94%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		333,294		2,079,000	94%

Grand Total				$4,452,011	$806,321	19,219,000	94%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Includes a 100% owned, 8.1 acre land parcel to be used for future development.
(7)	Property subject to capital lease obligation.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2012

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2012	92	100%	461,088	$31.66	$27.15	$2,081,753	17%	24%	7.2	$12,603,460	$27.33
4th Quarter 2011	74	100%	231,394	$32.81	$29.80	$697,168	10%	22%	6.7	$1,641,570	$7.09
3rd Quarter 2011	88	100%	353,309	$31.62	$29.24	$841,354	8%	18%	5.4	$3,932,532	$11.13
2nd Quarter 2011	86	100%	369,685	$28.21	$26.64	$581,478	6%	16%	7.3	$4,396,887	$11.89
Total - 12 months	340	100%	1,415,476	$30.94	$27.97	$4,201,753	11%	20%	6.7	$22,574,449	$15.95

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2012	43	47%	224,338	$34.23	$26.10	$1,824,154	31%	40%	9.2	$10,880,880	$48.50
4th Quarter 2011	27	36%	91,350	$32.04	$28.56	$318,442	12%	26%	8.8	$1,601,990	$17.54
3rd Quarter 2011	37	42%	161,822	$24.50	$24.22	$45,490	1%	10%	7.4	$3,846,699	$23.77
2nd Quarter 2011	29	34%	136,062	$28.49	$25.47	$411,642	12%	18%	9.7	$4,326,647	$31.80
Total - 12 months	136	40%	613,572	$30.07	$25.83	$2,599,728	16%	25%	8.8	$20,656,216	$33.67

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2012	49	53%	236,750	$29.23	$28.14	$257,599	4%	10%	4.9	$1,722,580	$7.28
4th Quarter 2011	47	64%	140,044	$33.31	$30.60	$378,726	9%	20%	5.4	$39,580	$0.28
3rd Quarter 2011	51	58%	191,487	$37.64	$33.48	$795,864	12%	23%	4.3	$85,833	$0.45
2nd Quarter 2011	57	66%	233,623	$28.05	$27.32	$169,836	3%	15%	6.0	$70,240	$0.30
Total - 12 months	204	60%	801,904	$31.61	$29.61	$1,602,025	7%	17%	5.1	$1,918,233	$2.39

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2012					97	472,501		$32.01	7.3	$13,008,316	$27.53
4th Quarter 2011					82	254,557		$32.88	6.9	$2,921,575	$11.48
3rd Quarter 2011					92	384,627		$30.28	5.7	$8,075,369	$21.00
2nd Quarter 2011					92	395,874		$28.27	7.5	$6,304,341	$15.93
Total - 12 months					363	1,507,559		$30.73	6.9	$30,309,601	$20.11

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of square footage.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8) Does not include leases completed for Phase 1 of Assembly Row or Phase 1 of Pike & Rose.  The economic terms of those leases are included in the overall project return and cost summary shown on the “Summary of Development and Redevelopment Opportunities.”

Federal Realty Investment Trust
Lease Expirations
March 31, 2012

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	181,000	2%	$23.20	623,000	8%	$28.09	804,000	5%	$26.99
2013	934,000	9%	$16.73	1,041,000	14%	$32.36	1,974,000	11%	$24.98
2014	1,381,000	13%	$15.77	874,000	12%	$34.61	2,255,000	13%	$23.07
2015	879,000	9%	$14.52	965,000	13%	$31.83	1,843,000	10%	$23.59
2016	954,000	9%	$16.50	1,122,000	15%	$32.74	2,076,000	12%	$25.27
2017	1,438,000	14%	$15.68	901,000	12%	$32.94	2,339,000	13%	$22.33
2018	749,000	7%	$11.60	402,000	5%	$38.65	1,151,000	6%	$21.05
2019	586,000	6%	$18.48	262,000	4%	$34.82	848,000	5%	$23.53
2020	329,000	3%	$21.69	340,000	5%	$33.67	669,000	4%	$27.78
2021	544,000	5%	$20.35	382,000	5%	$37.92	927,000	5%	$27.57
Thereafter	2,329,000	23%	$16.49	511,000	7%	$38.93	2,841,000	16%	$20.52
Total (3)	10,304,000	100%	$16.38	7,423,000	100%	$33.55	17,727,000	100%	$23.57

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	110,000	1%	$22.74	416,000	6%	$28.04	526,000	3%	$26.93
2013	157,000	2%	$17.63	554,000	7%	$32.50	711,000	4%	$29.22
2014	141,000	1%	$12.18	539,000	7%	$36.69	679,000	4%	$31.66
2015	109,000	1%	$20.24	556,000	7%	$31.84	665,000	4%	$29.94
2016	163,000	2%	$15.09	552,000	7%	$34.50	715,000	4%	$30.07
2017	175,000	2%	$22.06	641,000	9%	$32.66	816,000	5%	$30.39
2018	336,000	3%	$13.95	451,000	6%	$38.37	787,000	4%	$27.95
2019	400,000	4%	$17.88	339,000	5%	$34.54	738,000	4%	$25.56
2020	159,000	2%	$27.80	363,000	5%	$32.12	523,000	3%	$30.74
2021	161,000	2%	$11.04	578,000	8%	$33.24	740,000	4%	$28.36
Thereafter	8,393,000	80%	$16.11	2,434,000	33%	$33.71	10,827,000	61%	$20.07
Total (3)	10,304,000	100%	$16.38	7,423,000	100%	$33.55	17,727,000	100%	$23.57

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2012.
(3)	Represents occupied square footage as of March 31, 2012.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2012

Overall Portfolio Statistics (1)	As of March 31, 2012			As of March 31, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (sf)	19,219,000	18,020,000	93.8%	18,604,000	17,455,000	93.8%

Residential Properties (4) (units)	1,011	962	95.2%	903	869	96.2%

Same Center Statistics (1)	As of March 31, 2012			As of March 31, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	16,440,000	15,504,000	94.3%	16,532,000	15,609,000	94.4%

Residential Properties (4) (units)	903	862	95.5%	903	869	96.2%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3) At March 31, 2012 leased percentage was 97.2% for anchor tenants and 89.4% for small shop tenants.
(4) Overall portfolio statistics at March 31, 2012 include Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row (including 108 residential units at Santana Row 6B) and Bethesda Row. Same center and 2011 overall statistics exclude the 108 unit residential building at Santana Row that opened in October 2011.

(5) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2012

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$10,360,000	2.48%	680,000	3.54%	12
2	Bed, Bath & Beyond, Inc.	$10,342,000	2.48%	658,000	3.42%	15
3	TJX Companies	$9,458,000	2.26%	654,000	3.40%	19
4	L.A. Fitness International LLC	$8,522,000	2.04%	463,000	2.41%	12
5	Gap, Inc.	$7,779,000	1.86%	252,000	1.31%	14
6	CVS Corporation	$6,511,000	1.56%	205,000	1.07%	18
7	Safeway, Inc.	$5,523,000	1.32%	391,000	2.03%	7
8	Best Buy Stores, L.P.	$5,405,000	1.29%	188,000	0.98%	5
9	Barnes & Noble, Inc.	$5,035,000	1.21%	239,000	1.24%	9
10	Dick's Sporting Good Inc.	$4,328,000	1.04%	206,000	1.07%	5
11	DSW, Inc	$3,980,000	0.95%	150,000	0.78%	6
12	Staples, Inc.	$3,627,000	0.87%	187,000	0.97%	9
13	Ross Stores, Inc.	$3,591,000	0.86%	208,000	1.08%	7
14	A.C. Moore, Inc.	$3,558,000	0.85%	187,000	0.97%	8
15	OPNET Technologies, Inc.	$3,429,000	0.82%	83,000	0.43%	2
16	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,348,000	0.80%	338,000	1.76%	7
17	Container Store, Inc.	$3,336,000	0.80%	74,000	0.39%	3
18	Whole Foods Market, Inc.	$3,228,000	0.77%	119,000	0.62%	3
19	PETsMART, Inc.	$3,162,000	0.76%	150,000	0.78%	6
20	Kohl's Corporation	$3,089,000	0.74%	322,000	1.68%	3
21	Wells Fargo Bank, N.A.	$3,027,000	0.72%	51,000	0.27%	14
22	Bank of America, N.A.	$3,005,000	0.72%	64,000	0.33%	19
23	Dress Barn, Inc.	$2,998,000	0.72%	127,000	0.66%	19
24	Michaels Stores, Inc.	$2,941,000	0.70%	214,000	1.11%	9
25	Home Depot, Inc.	$2,832,000	0.68%	335,000	1.74%	4
	Totals - Top 25 Tenants	$122,414,000	29.30%	6,545,000	34.04%	235

	Total: (1)	$417,825,000	(2)	19,219,000	(3)	2,461

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of March 31, 2012.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
March 31, 2012

	2012 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$152	$155
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate in real estate partnership	(12)	(12)
Depreciation and amortization of real estate & joint venture real estate assets	125	125
Amortization of initial direct costs of leases	12	12
Funds from operations	273	276
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$272	$275

Weighted average number of common shares, diluted	64.1	64.1

FFO per diluted share	$4.24	$4.29

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
March 31, 2012
	Three Months Ended
	March 31,
	2012	2011
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,571	$4,941
Other property income	18	27
	4,589	4,968
Expenses
Rental	771	1,317
Real estate taxes	568	439
Depreciation and amortization	1,376	1,278
	2,715	3,034
Operating income	1,874	1,934
Interest expense	(845)	(848)
Net income	$1,029	$1,086

	March 31,	December 31,
	2012	2011
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$208,177	$207,987
Less accumulated depreciation and amortization	(30,559)	(29,294)
Net real estate	177,618	178,693
Cash and cash equivalents	3,467	3,035
Other assets	5,171	6,116
TOTAL ASSETS	$186,256	$187,844

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$57,322	$57,376
Other liabilities	4,217	5,391
Total liabilities	61,539	62,767
Partners' capital	124,717	125,077
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$186,256	$187,844

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
March 31, 2012
			Stated Interest Rate as of March 31, 2012

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,437
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$57,322

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2012	$166	$—	$166		0.3%	0.3%
2013	233	—	233		0.4%	0.7%
2014	142	22,396	22,538		39.3%	40.0%
2015	—	—	—		—%	40.0%
2016	—	34,385	34,385		60.0%	100.0%
Total	$541	$56,781	$57,322		100.0%

Notes:
(a)    Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)    Interest only until maturity

(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2012
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,340	$20,785	100,000	88%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,493		279,000	86%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,614	12,437	96,000	64%			CVS
	Total Washington Metropolitan Area		122,447		475,000	82%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,575	13,600	106,000	97%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,575		106,000	97%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,982	10,500	123,000	87%	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,649		117,000	97%	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,524		130,000	94%	38,000	Foodmaster	Marshalls
	Total New England		65,155		370,000	93%
Grand Totals			$208,177	$57,322	951,000	88%

Note:
(1) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2012 and 2011 is as follows:

	Three Months Ended
	March 31,
	2012	2011
	(in thousands)
Net income	$44,122	$32,384
Depreciation and amortization	36,571	30,569
Interest expense	28,793	25,044
Early extinguishment of debt	—	(296)
Other interest income	(207)	(15)
EBITDA	109,279	87,686
Gain on sale of real estate in real estate partnership	(11,860)	—
Adjusted EBITDA	$97,419	$87,686

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.